UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2019

LAMAR ADVERTISING COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36756 (Commission File Number)	72-1449411 (IRS Employer Identification No.)

5321 Corporate Blvd.

Baton Rouge, Louisiana 70808

(Address of Principal Executive Offices) (Zip Code)

(225) 926-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	LAMR	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2019 Annual Meeting (as defined below) of Lamar Advertising Company (the “Company”), the Company’s stockholders approved an amendment and restatement of the 1996 Equity Incentive Plan, as amended, to increase the number of shares of Class A Common Stock of the Company available for issuance under the plan by 2,000,000 shares from 15,500,000 to 17,500,000 shares. A copy of the 1996 Equity Incentive Plan, as amended and restated, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Additionally, at the 2019 Annual Meeting of the Company, the Company’s stockholders also approved the Company’s new 2019 Employee Stock Purchase Plan (the “2019 ESPP”), which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02. Under the 2019 ESPP, eligible employees of the Company may purchase shares of Class A Common Stock at a discount from fair market value. 300,000 shares of Class A Common Stock (subject to adjustments for stock-splits and similar capital changes) are reserved for issuance under the 2019 ESPP, plus (i) all shares, if any, that remain available for purchase under the Company’s existing 2009 Employee Stock Purchase Plan (the “2009 ESPP”) upon its termination on June 30, 2019 and (ii) an annual increase of a maximum of 500,000 shares per year beginning in 2020. The 2019 ESPP will be effective upon the termination of the 2009 ESPP.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 30, 2019, the Company held its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). Only stockholders of record as of the close of business on April 1, 2019 were entitled to vote at the 2019 Annual Meeting. As of April 1, 2019, 85,584,434 shares of Class A Common Stock, 14,420,085 shares of Class B Common Stock, and 5,719.49 shares of Series AA Preferred Stock were outstanding and entitled to vote at the 2019 Annual Meeting. With respect to the matters submitted for vote at the 2019 Annual Meeting, each share of Class A Common Stock is entitled to one vote, each share of Class B Common Stock is entitled to ten votes, and each share of Series AA Preferred Stock is entitled to one vote. At the 2019 Annual Meeting, 82,764,875 shares of Class A Common Stock, all shares of Class B Common Stock, and all shares of Series AA Preferred Stock of the Company were represented, in person or by proxy, constituting a quorum for the meeting.

The following four proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 18, 2019, were before the meeting, and they received the following votes:

Proposal 1: Election of Eight Directors to Serve until the 2020 Annual Meeting. The following individuals were elected to serve as directors of the Company:

Name of Director Nominees	For	Withheld	Broker Non-Votes

John E. Koerner, III	201,570,147.49	18,236,597	7,164,700

Marshall A. Loeb	219,273,224.49	533,520	7,164,700

Name of Director Nominees	For	Withheld	Broker Non-Votes

Stephen P. Mumblow	202,863,571.49	16,943,173	7,164,700

Thomas V. Reifenheiser	202,860,138.49	16,946,606	7,164,700

Anna Reilly	215,803,270.49	4,003,474	7,164,700

Kevin P. Reilly, Jr.	216,526,091.49	3,280,653	7,164,700

Wendell Reilly	215,761,375.49	4,045,369	7,164,700

Elizabeth Thompson	219,382,841.49	423,903	7,164,700

Proposal 2: Approve an amendment of the Company’s 1996 Equity Incentive Plan to increase the number of shares of Class A Common Stock of the Company available for issuance under the plan by 2,000,000 shares from 15,500,000 to 17,500,000 shares. The stockholders approved the amendment.

For	Against	Abstain	Broker Non-Votes

161,398,799	58,327,158	80,787	7,164,700

Proposal 3: Approve the adoption of the Company’s 2019 ESPP. The stockholders approved the adoption of the 2019 ESPP.

For	Against	Abstain	Broker Non-Votes

210,217,452	9,561,378	27,914	7,164,700

Proposal 4: Ratification of the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the 2019 Fiscal Year. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

For	Against	Abstain	Broker Non-Votes

224,954,047	1,955,314	62,083	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Lamar Advertising Company 1996 Equity Incentive Plan, as amended and restated by the Board of Directors on February 28, 2019 and approved by Stockholders on May 30, 2019.

10.2	Lamar Advertising Company 2019 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMAR ADVERTISING COMPANY

Date: June 5, 2019	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer